                                                                    Exhibit 23.1



    Consent of Independent Registered Certified Public Accounting Firm



We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 24, 2004, except for the fourth paragraph of Note 9 as to which the date is March 31, 2004 relating to the consolidated financial statements of CNL Hospitality Corp. and Subsidiary which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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Orlando, FL
July 19, 2004